UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2010, Marshall Edwards, Inc. (the “Company”) received a notification letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC notifying the Company that, based on the its continued non-compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The NASDAQ Global Market, as set forth in Listing Rule 5450(b)(1), the Company is subject to delisting from The NASDAQ Global Market unless it requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). The Company plans to timely request a hearing before the Panel. In connection with the hearing, the Panel may grant the Company an additional compliance period of up to 180 calendar days from the date of the NASDAQ staff’s determination, or May 16, 2011, to evidence compliance with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Global Market. While the Company is working to resolve the listing deficiency, the Company can provide no assurances that the Panel will grant the Company’s request for continued listing on The NASDAQ Global Market, and if the Panel does not, the Company’s common stock may be transferred to The NASDAQ Capital Market or delisted from NASDAQ.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/S/ DANIEL P. GOLD
Daniel P. Gold
Chief Executive Officer

Dated: November 19, 2010